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                                                                   Exhibit 10.22


                     OWNERSHIP INTEREST PURCHASE AGREEMENT

     This Ownership Interest Purchase Agreement (this "Agreement") is entered into effective as of December 12, 2001 by and among Navigant International, Inc., a Delaware corporation ("Navigant" or "Buyer") and OZ Domestic Partners, L.P., a Delaware limited partnership ("OZ Domestic") and OZ SPCI, Ltd., a Cayman Islands exempt organization ("OZ Overseas") (OZ Domestic and OZ Overseas may be referred to individually as a "Seller" and collectively as "Sellers").

                                   RECITALS

     FireVine, LLC (f/k/a NavigantVacations.com, LLC) (the "Company") is a Delaware limited liability company and is governed by the Limited Liability Company Agreement (the "LLC Agreement") referred to below. Each Seller is an Equity Owner of the Company and wishes to sell all of such Seller's Interest in the Company and relinquish all other rights and benefits of such Seller in the Company on the terms and conditions stated in this Agreement. All capitalized terms used in this Agreement and not defined herein have the meanings assigned to such terms in the LLC Agreement.

                                   AGREEMENT

     In consideration of the Recitals which are incorporated herein by this reference, the mutual benefits to be derived from this Agreement, the mutual promises and obligations set forth herein, and the representations, warranties and conditions stated in this Agreement, the parties hereby agree as follows:

                              ARTICLE I.  GENERAL

     1.1  Certain Definitions
          -------------------

               1.1.1  Closing.  The term "Closing" is defined in Article VII of
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this Agreement.

               1.1.2  LLC Agreement.  The term "LLC Agreement" means the Limited
                      -------------
Liability Agreement of the Company, dated as of October 13, 1999, and as amended to the date of this Agreement, by which the Company is governed.

               1.1.3  Ownership Interests. The term "Ownership Interests" means
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the Ownership Interests that are included as part of each of the Seller's
Interests.

               1.1.4  Purchase. The term "Purchase" means the purchase of each
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Seller's Interest (as hereinafter defined) as provided in Section 2.1 of this
Agreement.

               1.1.5  Purchase Price. The term "Purchase Price" is defined in
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Section 2.1 of this Agreement.

               1.1.6  Seller's Interest. The term "Seller's Interest" means the
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entire Ownership Interest of each respective Seller in the Company; and any and all other
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rights and privileges that such Seller may enjoy by being an Equity Owner of the
Company or that such Seller may have under the terms of the LLC Agreement or under the terms of any ancillary or related agreements referred to in the LLC Agreement ("Other Agreements"), including without limitation, any equity, voting, or other interest in the Company for or into which any, or other interest may be exchanged, reclassified or converted; and any other equity, voting, or other interest of the Company which may be distributed with respect to or otherwise attributable to any such interest.

     1.2  Further Action.  Buyer and Sellers shall take all such actions as
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may be reasonably necessary or appropriate in order to effectuate the transactions contemplated hereby. If, after payment in full for a Seller's Interest, any further reasonable action is necessary or desirable to vest Buyer with full title to such Seller's Interest, Seller shall take all such necessary and reasonable action.

              ARTICLE II.  PURCHASE AND SALE OF SELLER'S INTEREST

     This Agreement shall govern all aspects of the purchase by Buyer of each Seller's Interest and shall be in lieu of any terms and conditions set forth in the LLC Agreement or any other agreement concerning all or any portion of such Seller's Interest. The Buyer and Sellers acknowledge that a portion of each Seller's Interest is comprised of the Common Units held by the respective Sellers and that the Common Units have no value. The Buyer and Sellers further acknowledge that the portion of the Purchase Price allocated to such Common Units shall be $1.

     Subject to the terms and conditions of this Agreement, Seller shall sell and transfer to Buyer, and Buyer shall purchase from Seller, the Seller's Interest. As consideration for both Sellers' Interests, Buyer shall pay to Sellers the total combined purchase price of $14,062,500 ("Purchase Price") in accordance with the schedule set forth below:

           Amount of Payment         Date of Payment
           -----------------         ---------------
             $ 3,500,000             Upon Closing

               7,000,000             On or before December 31, 2001

               3,562,500             On or before March 31, 2002

     All payments shall be made by wire transfer to an account identified by Sellers or to more than one account in amounts as identified by Sellers.

     If any portion of the Purchase Price shall not be paid when due, all amounts remaining unpaid shall become immediately due and payable. Thereafter, interest shall accrue on all outstanding amounts at the rate of 1.5% per month.

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             ARTICLE III.  SECURITY FOR PAYMENT OF PURCHASE PRICE

     To secure the payment of the Purchase Price, Buyer hereby pledges and grants to Sellers a first priority security interest in and to the Ownership Interests (the "Pledged Collateral") on the terms and subject to the conditions set forth in the Pledge and Security Agreement of even date herewith. The Pledged Collateral is collateral security for the prompt payment in full when due, whether by acceleration or otherwise, of the Purchase Price, to the extent and on the terms and conditions provided for in the Pledge and Security Agreement.

                      ARTICLE IV. RETENTION BY SELLERS OF
                        CERTAIN RIGHTS AND OBLIGATIONS

     4.1  Rights and Obligations With Respect to Certain Tax Matters.  Following
          ----------------------------------------------------------
Closing, with respect to the tax years during which Sellers were Members of the Company, Sellers shall retain only the rights to receive copies of certain tax returns and information in accordance with Section 9.11(b) of the LLC Agreement and to be treated as "notice partners" in accordance with Section 9.12(c) of the LLC Agreement. Sellers shall remain subject to the obligations imposed on Sellers by such provisions.

     4.2  Limitation of Liability.  Following Closing the provisions of Section
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6.1 of the LLC Agreement concerning limitation of the liability of Equity Owners shall continue to apply to Sellers.

     4.3  Limitations on Authority of Manager.  For so long as a portion of the
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Purchase Price remains due and owing to Sellers, the limitations on the authority of a Manager contained in Section 5.4 of the LLC Agreement shall continue to apply and the Sellers shall retain their rights to consult concerning and approve certain actions of the Manager under Section 5.4(a) and
(b) of the LLC Agreement.

                  ARTICLE V. REPRESENTATIONS AND WARRANTIES,
                                OTHER COVENANTS

     5.1  Representations and Warranties of Sellers.  Each Seller represents and
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warrants to Buyer as follows:

               5.1.1  Authority.  Seller has all requisite right, power,
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authority and capacity to execute, deliver and perform this Agreement and each of the other instruments and agreements to be executed and delivered by Seller in connection with this Agreement and the transactions contemplated hereby ("Seller's Documents"). This Agreement has been duly and validly executed and delivered by Seller. This Agreement is, and upon execution and delivery thereof by Seller of each of Seller's Documents will be, the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, redemption, reinstatement, and other laws affecting the rights or remedies of creditors generally and (b) general principles of equity.

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          5.1.2  Ownership of Seller's Interest.  Seller is the owner of
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Seller's Interest, beneficially and of record. None of such Seller's Interest is subject to any liens, claims, rights of others or other encumbrances, nor is such Seller's Interest subject to any restrictions on the right of transfer thereof, except as provided by the LLC Agreement. There are no outstanding warrants, calls, options or other rights with respect to such Seller's Interest, except as provided by the LLC Agreement.

          5.1.3  No Conflict.  Neither the execution and delivery of this
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Agreement nor the carrying out of the transactions contemplated hereby will result in any violation of or be in conflict with any terms and conditions of any agreement or other instruments to which such Seller is a party, or of any order, judgment or decree applicable to such Seller, or result in the creation of any lien, charge or encumbrance upon any properties or assets of such Seller. Such Seller is not a party to or subject to any mortgage, agreement or other instrument that will be in default, terminated or modified by reason of the Purchase.

          5.1.4  Entire Interest.  Sellers have at all times since October 13,
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1999 owned the entire Ownership Interests in the Company that were issued to them on October 13, 1999 and have not transferred or assigned any of such Ownership Interests to any party, by operation of law or otherwise. No employee, officer, director, partner, shareholder or affiliate of Sellers (except in the case of each Seller, the other Seller) owns any Ownership Interest or has any rights to acquire any Ownership Interest in the Company.

     5.2  Representations and Warranties of Buyer.  Buyer represents and
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warrants to Sellers as follows:

          5.2.1  Authority.  Buyer has all requisite right, power, authority
                 ---------
and capacity to execute, deliver and perform this Agreement and each of the other instruments and agreements to be executed and delivered by Buyer in connection with this Agreement and the transactions contemplated hereby ("Buyer's Documents"). This Agreement has been duly and validly executed and delivered by Buyer. This Agreement is, and upon execution and delivery thereof by Buyer each of Buyer's Documents will be, the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, redemption, reinstatement, and other laws affecting the rights or remedies of creditors generally and (b) general principles of equity.

          5.2.2  No Conflict.  Neither the execution and delivery of this
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Agreement nor the carrying out of the transactions contemplated hereby will result in any violation of or be in conflict with any terms and conditions of any agreement or other instrument to which Buyer is a party, or of any order, judgment or decree applicable to Buyer, or result in the creation of any lien, charge or encumbrance upon any properties or assets of such Buyer. Buyer is not a party to or subject to any mortgage, agreement or other instrument that will be in default, terminated or modified by reason of the Purchase.

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     5.3  No Brokers or Finders.  Each party represents to the other parties
          ---------------------
that neither such party nor any of its officers, directors or employees, if any, has employed any broker or finder or incurred any liability for any brokerage fee, commissions, or finders' fees in connection with the transactions contemplated by this Agreement.

     5.4  Confirmation of LLC Agreement.  Buyer confirms that, with respect to
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each Seller's Interest, Buyer has accepted, assumed and agreed to be subject to and bound by all terms, obligations and conditions of the LLC Agreement.

     5.5  No Further Obligations Once Purchase Price Paid.  Upon consummation
          -----------------------------------------------
of the Closing, Sellers shall have no continuing obligations or liabilities under the LLC Agreement except any obligations arising under Sections 9.11(b) and 9.12(c) of the LLC Agreement as provided in Section 4.1 of this Agreement.

     5.6  Delivery of Schedules K-1.  The Company shall deliver, or cause to be
          -------------------------
delivered, to the Sellers a Schedule K-1 for the year 2001 on or before March 1, 2002, and a final Schedule K-1 on or before March 2, 2003.

                      ARTICLE VI.  CONDITIONS OF PURCHASE

     6.1  Conditions to Obligations of Buyer.  The obligations of Buyer under
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this Agreement are subject to satisfaction of the following conditions unless waived in writing by Buyer:

          6.1.1  Representations.  The representations and warranties of Sellers
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as set forth in Article V shall be true and correct as of the date of this
Agreement.

          6.1.2  Obligations.  Sellers shall have performed all obligations
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required to be performed by Sellers under this Agreement.

          6.1.3  Litigation.  No action or proceeding which challenges the
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Purchase and which counsel for Buyer determines has a reasonable possibility of an outcome adverse to the Purchase shall have been instituted or threatened before any court or governmental authority.

          6.1.4  Sale of Entire Interest.  Except as otherwise provided in
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Article V of this Agreement, the entire Seller's Interest owned by each Seller shall be sold under this Agreement to Buyer.

     6.2  Conditions to Obligations of Seller.  The obligations of Sellers
          -----------------------------------
under this Agreement are subject to satisfaction of the following conditions unless waived in writing by Sellers:

          6.2.1  Representations.  The representations and warranties of Buyer
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as set forth in Article 3 shall be true and correct as of the date of this
Agreement.

          6.2.2  Obligations.  Buyer shall have performed all obligations
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required to be performed by Buyer under this Agreement.

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          6.2.3  Litigation.  No action or proceeding which challenges the
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Purchase and which counsel for each Seller determines has a reasonable possibility of an outcome adverse to the Purchase shall have been instituted or threatened before any court or governmental authority.

                             ARTICLE VII. CLOSING

     The closing for the consummation of the Purchase (the "Closing") shall occur upon execution of this Agreement. At Closing, the Purchase Price shall be paid by Buyer as required by this Agreement, and Sellers shall execute and deliver to Buyer such documents as Buyer shall reasonably require to evidence the transfers of each Seller's Interest to Buyer.

                 ARTICLE VIII. RELEASE AND WAIVER OF CLAIMS
                            AND COVENANT NOT TO SUE

     8.1  Release and Waiver.  Except with respect to the rights and obligations
          ------------------
retained by Buyer and Sellers explicitly provided in this Agreement, and except with respect to claims, demands, causes of action, damages, liabilities or obligations of whatever kind and character arising under or with respect to this Agreement, Buyer and Sellers, for themselves and their respective successors and assigns, do hereby forever waive their rights with respect to and release and discharge one another, the Company, and each of their directors, officers, managers, members, partners, employees, agents, successors and assigns, from any and all claims, demands, causes of action, damages, liabilities and obligations of whatever kind and character, known or unknown, now existing or hereafter occurring, that arise out of or are in any way related to the Company, the rights or obligations of any of them arising under the LLC Agreement or Other Agreements, or the Company's business.

     8.2  Covenant Not to Sue.  Except for claims, demands, causes of action,
          -------------------
damages, liabilities or obligations of whatever kind and character arising under or with respect to this Agreement, each of the Buyer and the Sellers, for themselves, their successors and assigns, covenants that it will not sue, commence any proceeding against, or make any demand upon any of the other parties hereto and their respective successors and assigns, in respect of any of the matters released and discharged pursuant to Section 8.1 above.

                          ARTICLE IX.  MISCELLANEOUS

     9.1  Survival of Representations and Covenants.  The respective
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representations and warranties, obligations and covenants of all the parties herein shall survive Closing.

     9.2  Enforcement and Other Expenses.  Each party shall bear its own
          ------------------------------
expenses incurred in connection with the execution and preparation of this Agreement and attempting to effectuate the Purchase, including without limitation attorneys' and accountants' fees; provided, however, Buyer shall reimburse Sellers for up to $5,000 ($2,500 for each Seller) in expenses incurred in connection with the sale of both of the Seller's Interests. If any party commences a proceeding to enforce any provision of this

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Agreement, including any action to collect any portion of the Purchase Price, the prevailing party shall be entitled to be paid all reasonable fees and expenses (including without limitation reasonable attorneys' fees) in bringing, prosecuting or defending such proceeding. In addition, if any payment of the Purchase Price is not made when due without legal defense, the Sellers shall be awarded all reasonable cost of collection.

     9.3  Waivers and Amendments.  Any term or condition of this Agreement may
          ----------------------
be waived at any time by Buyer and Sellers, provided that any such waiver is in writing. This Agreement may be amended at any time, provided that any such amendment is in writing and is approved by each of the parties hereto.

     9.4  Entire Agreement and Counterparts.  This Agreement contains the entire
          ---------------------------------
agreement among the parties hereto with respect to the Purchase and related transactions and supersedes all prior arrangements or understandings among the parties with respect thereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument but all such counterparts together shall constitute but one agreement.

     9.5  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of New York. The parties hereby consent to the jurisdiction of state or federal courts of competent jurisdiction within the Borough of Manhattan.

     9.6  Binding Effect.  This Agreement shall be binding upon all successors,
          --------------
assigns, heirs and legal representatives of the respective parties.

     9.7  Notices.  All notices which are required to be given or may be given
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to the parties pursuant to the terms of this Agreement shall be sufficient in all respects if given in writing and delivered personally or by registered or certified mail, postage prepaid, or by facsimile transmission, or by overnight delivery service.

     If to Buyer:             Navigant International, Inc.
                              84 Inverness Circle East
                              Englewood, CO 80112-5314
                              Attention:  Robert C. Griffith

     If to Sellers:           Och-Ziff Capital Management Group
                              9 West 57/th/ Street, 39/th/ Floor
                              New York, NY 10019
                              Attention: Daniel S. Och

     With a copy to:          Schulte Roth & Zabel, LLP
                              919 Third Avenue
                              New York, NY 10022
                              Attn: Michael R. Littenberg

     Each party may change the address at which it is to receive communication by written notice to the other party in the manner set forth above. Each communication

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shall be effective upon actual receipt of it by the addressee or upon delivery thereof to the appropriate address.

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     Buyer and Sellers have executed and delivered this Agreement effective as of ________________, 2001.

Buyer:                                      Sellers:

Navigant International, Inc.                OZ Domestic Partners, L.P.


By:_____________________________            By:_________________________________
   Name:________________________               Name:____________________________
   Title:_______________________               Title:___________________________

                                            OZ SPCI, Ltd.


                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________



              ACKNOWLEDGMENT AND AGREEMENT CONCERNING CONTINUED
            APPLICATION OF SECTIONS 5.4(a) and (b) OF LLC AGREEMENT


     Notwithstanding the provisions of Section 5.4(c) of the LLC Agreement, the undersigned, NavigantVacations.com Holdings, Inc., hereby agrees to the continued application of Sections 5.4(a) and (b) of the LLC Agreement for so long as all or any portion of the Purchase Price remains due and payable to the Sellers.


                                               NAVIGANTVACATIONS.COM
                                               HOLDINGS, INC.


                                               By:______________________________
                                                  Name:_________________________
                                                  Title:________________________

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